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                        ADMINISTRATIVE SERVICES AGREEMENT

     This Administrative Services Agreement (this "Agreement") is made on this the 28th day of September, 1994, by and between ARM Financial Group, Inc., a Delaware corporation ("Provider") and National Integrity Life Insurance Company, a New York life insurance company ("Company").

     WHEREAS, Provider's management has experience in life insurance business operations; and

     WHEREAS, Company desires Provider to perform certain administrative and special services (collectively, "services") for Company in its business operations and desires further to make use in its day-to-day operations of certain property, equipment and facilities (collectively, "facilities") of Provider as Company may request; and

     WHEREAS, Company has executed a Commitment Agreement (the "Commitment Agreement") to the New York Insurance Department dated October 29, 1993 regarding the operations of Company, which contemplates agreements for services; and

     WHEREAS, Provider and Company contemplate that the availability of services and facilities will achieve certain operating efficiencies and improve services provided by Company to its policyholders; and

     WHEREAS, Provider and Company wish to assure that all charges for services and the use of facilities incurred hereunder are reasonable and in accordance with the requirements of the New York Insurance Law and Regulations promulgated thereunder, reflect actual costs and are arrived at in a fair and equitable manner; and



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     WHEREAS, Provider and Company wish to identify the services to be rendered to Company by Provider and the facilities to be used by Company and to provide a method of fixing the bases for determining the charges to be made to Company;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Provider and Company agree as follows:

          1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. Subject to the terms, conditions and limitations of this Agreement, Provider agrees to perform such services for Company as Company determines to be reasonably necessary in the conduct of its business operations and as set forth in Section Agreements Agreement.

     Subject to the terms, conditions and limitations of this Agreement, Provider agrees to make available to Company such of its facilities as Company may determine to be reasonably necessary in the conduct of Company's business operations, including, without limitation, data processing equipment, office facilities (whether owned or leased) and communications equipment.

          (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Provider utilizes its personnel to perform services for Company pursuant to this Agreement, such personnel shall at all times remain employees of Provider subject solely to its direction and control, and Provider shall alone retain full liability for their compensation, employee benefits, payroll deductions and legally required employer contributions and withholding tax obligations.

          No facility of Provider used in performing services for or subject to use by Company pursuant to this Agreement shall be deemed to be transferred, assigned, conveyed or leased by performance or use.


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          (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgment by Provider, Provider shall perform such services in accordance with standards and guidelines established by Company and communicated in writing to Provider.

          (c) CONTROL. The performance of services by Provider for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Company by its Board of Directors. Provider shall act hereunder so as to assure the separate operating and corporate identity of Company.

     2. SERVICES. It is understood that Company has certain obligations under the Commitment Agreement and it is agreed that, notwithstanding any other provisions of this Agreement to the contrary, Provider shall not act or refrain from acting in any manner to cause Company to breach said obligations. The performance of Provider under the Agreement with respect to the business and operations of Company shall at all times be subject to the direction and control of the Board of Directors of Company.

     Subject to the foregoing and to the terms, conditions and limitations of this Agreement, Provider shall provide on behalf of Company the services set forth below.

          (a) ACCOUNTING, TAX AND AUDITING. Under the general supervision of the Board of Directors of Company, and subject to the initiation of all vouchers and accounting records and/or transactions by Company and the verification by Company that original financial data and accounting transactions have been accurately prepared and reflected in Company's books of account, bank reconciliations and reconciliations of EDP print-outs, Provider shall provide Company with the following accounting services: preparation of accounting records and the processing of


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accounting transactions, the preparation of financial statements and reports including annual statements on both statutory and GAAP bases, the preparation of tax returns, and the preparation of additional financial reports used by Company in the operations of its business. Provider shall also provide assistance with respect to tax and auditing matters.

          (b) UNDERWRITING. Until October 29, 1998, and subject to underwriting standards established by Company and communicated in writing to Provider and the retention by Company of all final underwriting authority, Provider shall provide Company with the following underwriting services: review of policy applications and communication of recommendations resulting therefrom to Company and preparation of actual policies for delivery by Company to insureds.

          (c) CLAIMS. Until October 29, 1998 and subject to claims settlement procedures established by Company and communicated in writing to Provider and the retention by Company of final approval authority for all claims, Provider shall provide to Company the following services in connection with the administration of claims: verification that the applicable policy was in force, review and investigation of claims and claims adjustment.

          (d) MARKETING AND PRODUCT DEVELOPMENT. Until October 29, 1998, Provider shall provide Company with the following marketing and product development services: negotiation of arrangements with financial institutions, broker-dealers and independent general agents, subject to final approval by Company, and the monitoring and administration of such arrangements; assistance in the development of sales promotion programs and literature;
and assistance in the development of new products and programs.

          (e) FUNCTIONAL SUPPORT SERVICES. Provider will provide Company with


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the following support services: (i) actuarial services and (ii)
telecommunications services and electronic data processing services, including software programming and documentation and hardware utilization.

          (f) PAYROLL FUNCTIONS. Provider shall provide Company with the following payroll services: (i) maintenance of employer records concerning benefit and tax data; (ii) computation of amounts to be withheld for benefits and taxes; (iii) production of employee deposit advices or paychecks; and (iv) filing of payroll tax returns with appropriate taxing authority.

          (g) PERSONNEL FUNCTIONS. Provider will provide Company with the following personnel services: the maintenance of employee files; assistance in the hiring and training of personnel; recommendation of levels of compensation; assistance in the compliance with federal, state and local employment laws; and the administration of such employee benefits as group insurance plans, savings and incentive compensation plans and vacation plans.

          (h) ADMINISTRATIVE SUPPORT SERVICES. Provider will provide Company with legal services and assistance with regulatory compliance matters.

     3. CHARGES. Company agrees to reimburse Provider for services and facilities provided by Provider to Company pursuant to this Agreement. The charge to Company for such services and facilities shall include all direct and directly allocable expenses, reasonably and equitably determined to be attributable to Company by Provider, plus a reasonable charge for direct overhead, the amount of such charge for overhead to be agreed upon by the parties from time to time.

     The bases for determining such charges shall be consistent with New York Insurance Department Regulation 33 and shall be modified and adjusted by mutual agreement where necessary


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or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Provider on behalf of Company.

     Cost analyses will be made at least annually by Provider to determine, as closely as possible, the actual cost of services rendered and facilities made available to Company hereunder. Provider shall forward to Company the information developed by these analyses, and such information shall be used to develop bases for the future distribution of expenses to reflect the actual incidence of cost incurred by Provider on behalf of Company.

     Provider's annual determination of bases for charges hereunder shall be presented to Company, and if Company objects to any such determination, it shall so advise Provider within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall submit such objection to Ernst & Young, or another firm of independent certified public accountants mutually acceptable to the parties, which shall determine the charges properly allocable to Company and shall, within a reasonable time, submit such determination, together with the bases therefor, in writing to Provider and Company whereupon such determination shall be binding. The expenses of such a determination by the independent certified public accountants shall be borne equally by Provider and Company.

     4. PAYMENT. Provider shall submit to Company within thirty (30) days after the end of each month a written statement of the amount estimated to be owed by Company for services and the use of facilities pursuant to this Agreement for that month, and Company shall pay to Provider within five (5) days following receipt of such written statement the amount set forth in the statement. Within thirty (30) days after the end of each calendar quarter, Provider will submit to Company a detailed written statement of the charges due from Company to Provider in the preceding calendar


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quarter, including charges not included in any previous statements, and any balance payable or to be refunded as shown in such statement shall be paid or refunded within fifteen (15) days following receipt of such written statement by Company.

     5. ACCOUNTING RECORDS AND DOCUMENTS. Provider shall be responsible for maintaining at Company's home office in New York, New York full and accurate accounts and records of all services rendered and facilities used pursuant to this Agreement and such additional information as Company may reasonably request for purposes of its internal bookkeeping and accounting operations. Provider shall also maintain such accounts and records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Company and persons authorized by it or any governmental agency having jurisdiction over Company during all reasonable business hours.

     With respect to accounting and statistical records prepared by Provider by reason of its performance under this Agreement, such records shall be delivered to Company within thirty (30) days from the end of the month to which the records pertain.

     6. OTHER RECORDS AND DOCUMENTS. All other books, records, and files established and maintained by Provider by reason of its performance of its obligations under this Agreement which, absent this Agreement, would have been held by Company, shall be deemed the property of Company, and shall be subject to examination at all times by Company and persons authorized by it or any governmental agency having jurisdiction over Company, and the originals or copies thereof shall be delivered to Company not less frequently than quarterly.

     With respect to original documents other than those provided for in Section 5 hereof which


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would otherwise be held by Company and which may be obtained by Provider in performing under this Agreement, Provider shall deliver such documents to Company within thirty (30) days of their receipt by Provider except where continued custody of such original documents is necessary to perform hereunder.

     7. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Provider an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by Company pursuant to this Agreement. Nothing herein shall be deemed to prohibit Provider from providing any or all of the services to be provided to Company hereunder to other persons, whether or not affiliated with Provider.

     8. CONTACT PERSON(S). Company and Provider each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix A. Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person or additional contact persons.

     9. TERMINATION AND MODIFICATION. This Agreement shall remain in effect until terminated by either Provider or Company upon giving thirty (30) days or more advance written notice, provided that electronic data processing services shall not be terminated by either party until one hundred and eighty (180) days or more advance written notice of termination. Subject


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to the terms (including any limitations and restrictions) of any applicable software or hardware licensing agreement then in effect between Provider and any licensor, Provider shall, upon termination of this Agreement grant to Company a perpetual license, without payment of any fee, in any electronic data processing software developed or used by Provider in connection with the services provided to Company hereunder if such software is not commercially available and is necessary, in Company's reasonable judgment, for Company to perform subsequent to the termination of the services provided by Provider hereunder. Upon termination, Provider shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company.

     10. INDEPENDENT CONTRACTOR. In rendering its services hereunder, Provider shall act as an independent contractor, and any duties of Provider arising hereunder shall be owed exclusively to Company.

     11. FORCE MAJEURE. If any cause or condition shall occur beyond the control of Provider which wholly or partially prevents the performance by Provider of its obligations hereunder, including, without limitation, any act of God or the public enemy, fire, explosion, flood, earthquake, war, riot, adverse weather conditions, breakdowns in equipment or facilities, strike, slowdown, work stoppage or other labor trouble or delays in receiving or failures to receive any permits, licenses or approvals from any governmental authority, then Provider shall be excused to the extent made necessary by such cause or condition and during the continuance thereof, and Provider shall incur no liability by reason of its failure to perform the obligations so excused. Such cause or condition shall not, however, relieve Company of the obligation to pay to Provider fees and charges due to Provider for services rendered and expenses incurred hereunder prior to such


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stoppage.

     12. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of the termination of this Agreement, Provider shall deliver to Company a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed or to be refunded hereunder shall be due and payable within thirty (30) days of receipt of such statement.

     13. ASSIGNMENT. This Agreement and any rights pursuant hereto shall be assignable only upon the written consent of the parties. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns respectively.

     14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within that State.

     15. ARBITRATION. In the event of any irreconcilable dispute between the parties in connection with this Agreement, the dispute shall be submitted to arbitration. Either party may submit the dispute to arbitration by notifying the other of his submission and naming its arbitrator. The other party shall name its arbitrator within 30 days after receiving such notice. The arbitrators


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shall choose an umpire through the nomination of three persons by each arbitrator, the declination by each arbitrator of two of the nominees named by the other arbitrator and the drawing of lots to choose between the two arbitrators within thirty days after the arbitrators and umpire, if any, are chosen. The arbitrators and umpire shall be disinterested insurance company executives. The arbitrators are relieved from judicial formalities and may refrain from following strict rules of evidence. The decisions of the arbitrators and umpire, or the majority of them, shall be final and binding upon the parties. Each party shall bear the expense of its own arbitrator and one-half the other expenses of the arbitration proceedings. Any arbitration shall take place in New York, New York, unless otherwise mutually agreed.

     16. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, telex or telecopier, addressed

    (a)   If to Provider to:

          ARM Financial Group, Inc.
          239 South Fifth Street, 12th Floor
          Louisville, KY 40202-3271

          Attention: Robert H. Scott

    (b)   If to Company to:

          National Integrity Life Insurance Company
          551 Madison Avenue
          New York, New York 10019

          Attention: Josephine Lanzara

or to such other persons or places as each party may from time to time designate by written notice


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sent as aforesaid.

     17. ENTIRE AGREEMENT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     18. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, as of the date and year first above written.


                          ARM FINANCIAL GROUP, INC.

                          By: /s/ John Franco
                             -------------------------------
                          Name:   John Franco
                          Title:  Chief Executive Officer

                          By: /s/ Martin H. Ruby
                             -------------------------------
                          Name:   Martin H. Ruby
                          Title:  Co-Chief Executive Officer


                          NATIONAL INTEGRITY LIFE INSURANCE
                           COMPANY

                          By: /s/ David E. Ferguson
                             -------------------------------
                          Name:   David E. Ferguson
                          Title:  President


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                                   APPENDIX A
                         CONTACT PERSON(S) FOR PROVIDER
                                 Robert H. Scott
                            ARM Financial Group, Inc.
                             239 South Fifth Street
                                  Twelfth Floor
                         Louisville, Kentucky 40202-3271


                          CONTACT PERSON(S) FOR COMPANY
                                Josephine Lanzara
                    National Integrity Life Insurance Company
                               551 Madison Avenue
                            New York, New York 10019


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